                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Silicon Valley Group, Inc. on Form S-3 of our reports dated October 22, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Silicon Valley Group, Inc. for the year ended September 30, 1994.


DELOITTE & TOUCHE LLP

San Jose, California

November 22, 1995